SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 19, 2007

Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)
(508) 357-2221

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2007, Evergreen Solar, Inc. (“Evergreen” or the “Company”) filed a current report on Form 8-K reporting that Donald Muir, the Company's former Chief Financial Officer, had left the Company to pursue other opportunities. In connection with his departure, Mr. Muir entered into a Separation Agreement on January 19, 2007, in which Mr. Muir provided Evergreen with a general release of claims in exchange for certain severance benefits, including salary continuation through July 5, 2007, and up to January 5, 2008 if Mr. Muir is not employed by a third party prior to that date. In addition, Mr. Muir will receive accelerated vesting of 12,500 shares of restricted stock that were scheduled to vest on February 23, 2007, and his 2006 Management Incentive Plan payment (pro-rated based on his date of hire). The Separation Agreement remains revocable until January 27, 2007. The description of Mr. Muir’s Separation Agreement is qualified in its entirety by the Separation Agreement that is filed as Exhibit 10.1 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, by and between the Company and Donald Muir.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: January 24, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Separation Agreement, by and between the Company and Donald Muir.